PFF BANCORP REPORTS 27 PERCENT INCREASE IN EARNINGS PER SHARE

Pomona, Calif. - July 24, 2006 - PFF Bancorp, Inc. (NYSE:PFB), the holding company for PFF Bank & Trust (the "Bank"), Diversified Builder Services, Inc. ("DBS") and Glencrest Investment Advisors, Inc. ("Glencrest"), today reported net earnings of $15.4 million or $0.62 per diluted share for the quarter ended June 30, 2006 compared to $12.4 million or $0.49 per diluted share for the comparable period of 2005.

The following positive fundamentals contributed to our continued earnings growth:

  Net interest margin expanded 7 basis points between the quarters ended June 30, 2005 and 2006. Net interest income of $46.9 million for the quarter increased $5.8 million or 14 percent from the comparable quarter of 2005 and increased $2.0 million or 5 percent on a sequential quarter basis. Net interest margin contracted 6 basis points on a sequential quarter basis to 4.40% on a $241.0 million or 6 percent increase in average interest-earning assets.

  Return on average stockholders' equity increased 214 basis points and return on average assets increased 14 basis points between the quarters ended June 30, 2005 and 2006 to 16.69% and 1.40%, respectively.

  Construction, commercial business, commercial real estate and consumer loans (the "Four-Cs") increased $496.8 million or 28 percent to $2.29 billion or 58 percent of loans and leases receivable, net, compared to $1.79 billion or 52 percent of loans and leases receivable, net, one year ago.  Based on end of period balances, the Four-Cs increased $120.1 million or 6 percent during the current quarter.  The average balance of the Four-Cs increased $217.6 million or 11 percent on a sequential quarter basis. Four-Cs originations were $595.1 million or 86 percent of total originations for the current quarter compared to $590.9 million or 85 percent of total originations for the comparable quarter of 2005.  At June 30, 2006, DBS had outstanding loans receivable, net, of $97.2 million compared to $54.5 million one year ago.  The majority of DBS's loans are classified as construction and land.

  Average total deposits increased $341.4 million or 13 percent between the quarters ended June 30, 2005 and 2006.  On a sequential quarter basis, average total deposits increased $161.5 million or 6 percent. Reflecting a widening rate differential between certificate accounts and interest-bearing liquid accounts arising from increases in the general level of interest rates, the average balance of certificates of deposit ("CDs") increased $464.1 million, while the average balance of lower cost passbook, money market and demand accounts ("core deposits") decreased $122.7 million from one year ago. On a sequential quarter basis, the average balance of CDs increased $218.9 million and the average balance of core deposits decreased $57.4 million.  Non-interest bearing demand accounts averaged $275.5 million or 9 percent of average total deposits for the current quarter compared to $267.9 million or 10 percent of average total deposits for the comparable quarter of 2005.  At June 30, 2006, core deposits of $1.65 billion represent 53 percent of total deposits compared to $1.80 billion or 65 percent of total deposits one year ago.

Kevin McCarthy, President and CEO commented, "With the planned opening of five new branches over the next 18 months and the strong commitment to our "Customers First." service pledge, we are confident in our ability to capitalize on the growth in the Inland Empire to continue our strong loan, deposit and earnings momentum".

Excluding gains on sales of securities and the non-cash credit associated with our interest rate swaps of $475,000, described below, non-interest income increased $861,000 or 18 percent between the quarters ended June 30, 2005 and 2006.  Deposit and related fees rose $346,000 or 12 percent, while trust, investment and insurance fees increased $376,000 or 33 percent, compared to one year ago.

We have determined that our interest rate swaps, with notional amounts of $30.0 million and $10.0 million, entered into in connection with the issuance of our floating rate junior subordinated debentures during September 2004 and 2005, do not qualify for hedge treatment under the provisions of Statement of Financial Accounting Standards 133, "Accounting for Derivative Instruments and Hedging Activities" ("SFAS 133").  As a result, mark-to-market increases of $475,000 for the quarter ended June 30, 2006, have been recorded as a component of other non-interest income.  Future changes in market value will also be recorded as a component of non-interest income.  While the provisions of SFAS 133 require that these interest rate swaps be considered unhedged derivatives for accounting purposes, from both economic substance and cash flow standpoints, the interest rate swaps have been and will continue to be fully effective in hedging the floating rate nature of the junior subordinated debentures.

Our efficiency ratio was relatively unchanged at 49.27 percent for the current quarter, compared to 49.32 percent for the comparable quarter of 2005.  General and administrative ("G&A") expense increased $3.6 million or 16 percent between the quarters ended June 30, 2005 and 2006 to $26.3 million.  The increase in G&A expense primarily reflects the direct and indirect costs associated with the growth in our lending operations and the addition of two new banking branches during fiscal 2006.

Asset quality remains stellar with non-accrual loans at $1.1 million or 0.02 percent of gross loans and leases at June 30, 2006.

At June 30, 2006, our allowance for loan and lease losses ("ALLL") was $37.7 million or 0.82 percent of gross loans and leases compared to $37.1 million or 0.83 percent of gross loans and leases at March 31, 2006.  The $500,000 provision for loan and lease losses during the current quarter reflects a change in the composition of the portfolio to more real estate secured mortgages, which are generally assigned lower ALLL allocations.  Total commercial business loans and leases declined $9.3 million while real estate secured mortgages increased.

Our effective tax rate decreased to 42.2 percent for the current quarter compared to 46.9 percent for the comparable quarter of 2005, due principally to a decrease in the amount of non-deductible Employee Stock Ownership Plan expense.

Given our strong loan growth, we did not repurchase any shares of our common stock during the current quarter.  At June 30, 2006, 954,310 shares remain under a 1.0 million share repurchase authorization adopted by our Board of Directors on October 26, 2005.

At June 30, 2006, we were conducting business through 30 full-service banking branches, three registered investment advisory offices, three trust offices, a Southern California regional loan center, an office providing diversified financial services to home builders and one loan origination office in Northern California.  Assets under management or advisory by Glencrest and the Bank's trust department increased to $669.7 million at June 30, 2006, compared to $521.1 million at June 30, 2005.  These assets under management or advisory include $533.4 million managed or advised by Glencrest at June 30, 2006, as compared to $402.4 million at June 30, 2005.

We will host a conference call at 8:30 A.M. PDT on Monday, July 24, 2006, to discuss our financial results.  The conference call can be accessed by dialing 1-866-406-5408 and referencing "PFF Bancorp, Inc. First Quarter Conference Call".  An audio replay of this conference call will be available through Monday, August 7, 2006, by dialing 1-877-519-4471 and referencing replay PIN number 7531425.

Certain matters discussed in this news release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements may relate to, among other things, expectations of the business environment in which the Company operates, projections of future performance, perceived opportunities in the market and statements regarding the Company's strategic objectives.  These forward-looking statements are based upon current management expectations, and may therefore involve risks and uncertainties. The Company's actual results or performance, may differ materially from those suggested, expressed, or implied by forward-looking statements due to a wide range of factors including, but not limited to, the general business environment, the California real estate market, competitive conditions in the business and geographic areas in which the Company conducts its business, regulatory actions or changes and other risks detailed in the Company's reports filed with the Securities and Exchange Commission, including the Annual Report on Form 10-K for the fiscal year ended March 31, 2006.  The Company disclaims any obligation to subsequently revise or update any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

Contact Kevin McCarthy, President and CEO or Gregory C. Talbott, Senior Executive Vice President, COO/CFO, PFF Bancorp, Inc. 350 So. Garey Avenue, Pomona, CA 91766, (909) 623-2323.

PFF BANCORP, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Dollars in thousands, except per share data)
(Unaudited)

	June 30, 2006	March 31, 2006

ASSETS
Cash and cash equivalents	$ 53,993	$ 58,831
Investment securities held-to-maturity (estimated fair value of $6,554 at June 30, 2006, and $6,567 March 31, 2006)	6,721	6,724
Investment securities available-for-sale, at fair value	54,667	60,092
Mortgage-backed securities available-for-sale, at fair value	254,048	229,470
Loans held-for-sale	985	795
Loans and leases receivable, net (net of allowances for loan and lease losses of $37,658 at June 30, 2006, and $37,126 at March 31, 2006)	3,967,952	3,839,779
Federal Home Loan Bank (FHLB) stock, at cost	42,620	39,307
Accrued interest receivable	23,430	21,278
Assets acquired through foreclosure, net	8,605	8,728
Property and equipment, net	47,382	44,303
Prepaid expenses and other assets	27,114	31,483

Total assets	$ 4,487,517	$ 4,340,790

LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities:
Deposits	$ 3,130,880	$ 3,057,309
FHLB advances and other borrowings	884,000	822,000
Junior subordinated debentures	56,702	56,702
Accrued expenses and other liabilities	40,264	41,048

Total liabilities	4,111,846	3,977,059
Commitments and contingencies	-	-
Stockholders' equity:
Preferred stock, $.01 par value. Authorized 2,000,000 shares; none issued	-	-
Common stock, $.01 par value. Authorized 59,000,000 shares; issued 24,496,162 and 24,493,472; outstanding 24,496,162 and 24,493,472 at June 30, 2006 and March 31, 2006, respectively	244	244
Additional paid-in capital	177,375	175,581
Retained earnings	206,852	195,591
Accumulated other comprehensive losses	(8,800)	(7,685)

Total stockholders' equity	375,671	363,731

Total liabilities and stockholders' equity	$ 4,487,517	$ 4,340,790

PFF BANCORP, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF EARNINGS
(Dollars in thousands, except per share data)
(Unaudited)

	For the Three Months Ended June 30,
	2006	2005
Interest income:
Loans and leases receivable	$ 76,454	$ 56,105
Mortgage-backed securities	2,613	2,346
Investment securities and deposits	1,436	1,133
Total interest income	80,503	59,584
Interest expense:
Deposits	22,406	12,604
Borrowings	11,225	5,894
Total interest expense	33,631	18,498
Net interest income	46,872	41,086
Provision for loan and lease losses	500	-
Net interest income after provision for loan and lease losses	46,372	41,086
Non-interest income:
Deposit and related fees	3,293	2,947
Loan and servicing fees	593	502
Trust, investment and insurance fees	1,522	1,146
Gain on sale of loans, net	10	67
Gain on sale of securities, net	271	-
Other non-interest income	786	206
Total non-interest income	6,475	4,868
Non-interest expense:
General and administrative:
Compensation and benefits	15,635	12,949
Occupancy and equipment	3,757	3,457
Marketing and professional services	3,134	2,987
Other general and administrative	3,756	3,273
Total general and administrative	26,282	22,666
Foreclosed asset operations, net	(115)	(1)
Total non-interest expense	26,167	22,665
Earnings before income taxes	26,680	23,289
Income taxes	11,255	10,931
Net earnings	$ 15,425	$ 12,358

Basic earnings per share	$ 0.63	$ 0.51
Weighted average shares outstanding for basic earnings per share calculation	24,424,431	24,398,414
Diluted earnings per share	$ 0.62	$ 0.49
Weighted average shares outstanding for diluted earnings per share calculation	24,806,515	25,006,953

PFF BANCORP, INC. AND SUBSIDIARIES
Selected Ratios and Other Data
(Dollars in thousands)
(Unaudited)

	For the Three Months Ended June 30,
	2006	2005
Performance Ratios
Return on average assets (1)	1.40%	1.26%
Return on average stockholders' equity (1)	16.69%	14.55%
General and administrative expense to average assets (1)	2.38%	2.31%
Efficiency ratio (2)	49.27%	49.32%
Average interest-earning assets to average interest-
bearing liabilities	106.69%	107.34%

Yields and Costs (1)
Net interest spread	4.19%	4.19%
Net interest margin (3)	4.40%	4.33%
Average yield on interest-earning assets	7.57%	6.29%
Average cost of interest-bearing liabilities	3.38%	2.10%
Average yield on loans and leases receivable, net	7.84%	6.54%
Average yield on securities	4.50%	3.77%
Average cost of core deposits	1.72%	1.19%
Average cost of C.D.s	4.32%	3.07%
Average cost of total deposits	2.94%	1.86%
Average cost of FHLB advances and other borrowings	4.75%	2.76%
Average cost of junior subordinated debentures	6.14%	6.11%

Asset Quality
Net charge-offs (recoveries)	(32)	$110
Net charge-offs to average loans and leases receivable, net (1)	0.00%	0.01%

Average Balances
Average total assets	$4,414,230	$3,927,254
Average interest-earning assets	$4,257,867	$3,795,098
Average interest-bearing liabilities	$3,990,809	$3,535,623
Average loans and leases receivable, net	$3,906,331	$3,435,548
Average securities	$304,249	$310,350
Average core deposits	$1,629,664	$1,752,376
Average C.D.s	$1,429,711	$965,573
Average total deposits	$3,059,375	$2,717,949
Average FHLB advances and other borrowings	$874,732	$786,746
Average junior subordinated debentures	$56,702	$30,928
Average stockholders' equity	$369,649	$339,709

Loan and Lease Activity
Total originations	$692,428	$697,927
One-to-four-family	$73,834	$98,487
Multi-family	$23,518	$8,575
Commercial real estate	$99,554	$71,765
Construction and land	$270,039	$370,685
Commercial loans and leases	$155,982	$94,963
Consumer	$69,501	$53,452
Purchases	$2,997	$-
Principal repayments	$596,442	$606,885
Sales	$1,622	$4,866

(1) Computed on an annualized basis.
(2) Total general and administrative expense divided by net interest income plus non-interest income.
(3) Net interest income divided by average interest-earning assets.

PFF BANCORP, INC. AND SUBSIDIARIES
Selected Ratios and Other Data
(Dollars in thousands, except per share data)
(Unaudited)

	As of June 30, 2006	As of March 31, 2006

Asset Quality
Non-accrual loans	$1,140	$1,130
Non-accrual loans to gross loans and leases	0.02%	0.03%
Non-performing assets to total assets (1)	0.22%	0.23%
Allowance for loan and lease losses	$37,658	$37,126
Allowance for loan and lease losses to non-accrual loans	3,303%	3,285%
Allowance for loan and lease losses to gross loans and leases	0.82%	0.83%

Capital
Stockholders' equity to assets ratio	8.37%	8.38%
Core capital ratio*	8.31%	8.24%
Risk-based capital ratio*	10.90%	10.90%
Shares outstanding at end of period	24,496,162	24,493,472
Book value per share outstanding	$15.34	$14.85
Tangible book value per share outstanding (2)	$15.28	$14.80

Loan, Lease and Deposit Balances
One-to-four family loans	$1,509,925	$1,522,572
Multi-family loans	$209,353	$188,257
Commercial real estate loans	$685,771	$611,247
Construction and land loans (3)	$1,047,947	$1,011,967
Commercial business loans and leases	$254,898	$264,168
Consumer loans	$300,372	$281,488
Core deposits	$1,652,603	$1,689,790
C.D.s	$1,478,277	$1,367,519

(1) Non-performing assets consist of non-accrual loans and assets acquired through foreclosure, net.
(2) Stated book value minus goodwill.
(3) Net of undisbursed balances of $586,580 and $596,198 at June 30, 2006 and March 31, 2006, respectively.

                                                    *PFF Bank & Trust